Exhibit 5.1

Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax

October 3, 2025

vTv Therapeutics Inc.

3980 Premier Drive, Suite 310

High Point, North Carolina 27265

Re:	Registration Statement and Selling Stockholder Prospectus on Form S-3

Ladies and Gentlemen:

We have acted as counsel to vTv Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed resale or other disposition of securities of the Company that may be offered by the selling stockholders set forth on the Registration Statement (the “Selling Stockholders”) from time to time as set forth in the prospectus dated October 3, 2025, which was included in the Registration Statement, and which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus.

This opinion letter is rendered in connection with the offer and resale from time to time by the Selling Stockholders named in the Prospectus of up to (i) 2,134,611 outstanding shares (the “Common Shares”) of the Company’s Class A common stock (“Common Stock”), (ii) 8,470,624 shares (the “Pre-Funded Warrant Shares”) of Common Stock issuable upon the exercise of pre-funded Class A common stock warrants (“Pre-Funded Warrants”) and (iii) 5,271,405 shares (the “Common Warrant Shares”, and together with the Pre-Funded Shares, the “Warrant Shares”) of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the “Common Warrants”, and together with the Pre-Funded Warrants, the “Warrants”), as described in the Prospectus.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Common Stock as set forth below.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)	the Registration Statement;

vTv Therapeutics Inc. October 3, 2025 Page 2

(ii)	the Prospectus;

(iii)

the Company’s Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 29, 2015, as amended on May 4, 2021, November 20, 2023 and March 13, 2024;

(iv)	the Company’s Second Amended and Restated By-Laws effective as of March 1, 2023;

(v)	the form of Common Warrant;

(vi)	the form of Pre-Funded Warrant; and

(vii)

the resolutions of the board of directors of the Company, relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and the Prospectus.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion, as of the date hereof, that (i) the Common Shares are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

vTv Therapeutics Inc. October 3, 2025 Page 3

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are members of the bar of the State of New York. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Common Stock. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP